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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 1, 1996
                                                       -------------------



                           GEOTEK COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)


         Delaware                       0-17581                   22-2358635
- ----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


20 Craig Road, Montvale, New Jersey                               07645
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(Address of principle executive offices)                        (Zip Code)


Registrant's telephone number, including area code    201-930-9305
                                                    ----------------

                                       N/A
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         (Former name or former address, if changed since last report.)
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Item 5. Other Events

         On September 1, 1996, the three options granted to Vanguard Cellular Systems, Inc. ("Vanguard") by Geotek Communications, Inc. (the "Company") on February 23, 1994 which entitled Vanguard to purchase an aggregate of 5,285,500 shares of the Company's common stock, $.01 par value per share ("Common Stock"), expired. In addition, on such date, that certain Management Consulting Agreement between the Company and Vanguard was terminated, as was the Company's obligation to issue an additional 300,000 shares of Common Stock to Vanguard pursuant thereto on each of February 23, 1997, 1998 and 1999; provided, however, that the Company will issue approximately 156,165 shares of Common Stock to Vanguard in consideration for past services rendered under the Management Consulting Agreement.

         On September 1, 1996, the three options granted to Toronto Dominion Investments, Inc. ("TDI") by the Company on May 25, 1995 which entitled TDI to purchase an aggregate of 1,714,500 shares of Common Stock expired.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GEOTEK COMMUNICATIONS, INC.



Date: September 17, 1996                   By: /s/ Robert Vecsler
      ------------------                       -------------------
                                           Name: Robert Vecsler
                                           Title: Secretary and General Counsel

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